RESIGNATION AND RELEASE AGREEMENT
This Resignation and Release Agreement (this “Agreement”) is made and entered into as of April 26, 2016 (the “Effective Date”) by and among CHC Group Ltd., a Cayman Islands exempted company (the “Company”), and Jeffrey K. Quake (the “Resigning Director”) (the Company and the Resigning Director are individually referred to as a “Party” and collectively as the “Parties”).
WHEREAS, in consideration of the prior service of the Resigning Director as a Director on the Board of Directors of the Company, the Company desires to provide the release described in Section 3 below to the Released Parties (as defined in Section 3 below).
NOW THEREFORE, for good and valuable consideration, the adequacy of which is hereby confirmed, the Parties agree as follows:
1.    Resignation. Effective as of the Effective Date, the Resigning Director hereby resigns from the position of Director on the Board of Directors (and any committee thereof) of the Company and from any other equivalent governing body of any Subsidiary of the Company. The Company hereby accepts the resignation of the Resigning Directors for itself and on behalf of each of its Subsidiaries.
2.    Release of Resigning Director. (1) The Company, on behalf of itself and its Subsidiaries and its and their respective predecessors and successors and its and their respective officers, directors, shareholders, employees and other related Persons (collectively, the “Releasing Persons”), hereby irrevocably and unconditionally releases, waives and forever discharges each of the Released Parties from any and all claims, obligations, suits, judgments, damages, demands, debts, rights, causes of action, losses, expenses, charges, and liabilities whatsoever, including any derivative claims, asserted or assertable on behalf of the Company or the Releasing Persons, whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, existing or hereafter arising in the future based on events or occurrences taking place prior to the Effective Date, in law, equity, or otherwise, that the Company or any of the Releasing Persons would have been or would be legally entitled to assert in its, his or her own right (whether individually or collectively) or on behalf of the holder of any claim or interest or other Person, based on or relating to, or in any manner arising from, in whole or in part, the Resigning Director’s service on the Board of Directors (and any committee thereof) of the Company and any other equivalent governing body of any Subsidiary of the Company, or any other act or omission, other than claims or causes of action arising out of or related to any act of the Resigning Director that constitutes fraud.
(a)    As used herein, “Released Parties” means the Resigning Director and each of his respective heirs, executors, estates, servants, and nominees.

3.    Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York. The Parties irrevocably consent to the non-exclusive jurisdiction of the state and federal courts located in New York for any actions, suits or proceedings arising out of or relating to this Agreement. In any litigation to enforce or arising out of this Agreement, the Parties waive the right to trial by jury.
4.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.
5.    Validity and Severability. Should any provision of this Agreement be held unlawful or unenforceable, such holding shall not invalidate the whole of this Agreement, but rather this Agreement shall be construed as if it did not contain the provision held unlawful or unenforceable, and the rights and obligations of the Parties shall be construed and enforced accordingly.
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IN WITNESS WHEREOF, the Parties hereto have duly executed and delivered this Agreement as of the Effective Date.

COMPANY CHC GROUP LTD. By: /s/ Hooman Yazhari Name: Hooman Yazhari Title: Senior Vice President, Legal and Administration

[Signature Page to Resignation and Release Agreement]

RESIGNING DIRECTOR /s/ Jeffrey K. Quake Jeffrey K. Quake

[Signature Page to Resignation and Release Agreement]